Exhibit 10.10

FIRST AMENDMENT TO Amended and Restated Change in Control Severance Agreement

Dated as of November 8, 2018

This First Amendment to Amended and Restated Change in Control Severance Agreement (this "Amendment"), dated as of November 8, 2018 (the "Amendment Date"), is by and between James R. Segreto, an individual (the "Employee"), and SPAR Group, Inc., a Delaware corporation ("SGRP", the "Company" or the "Corporation"). The Employee and Company may be referred to individually as a "Party" and collectively as the "Parties".

The Parties are parties to that certain existing Amended and Restated Change in Control Severance Agreement dated September 5, 2017 (the "Existing CICSA"), which the Parties now desire to amend upon the terms and provisions and subject to the conditions set forth in this Agreement to clarify that a confidentiality and non-solicitation agreement (rather than a non-compete) will be required for severance, as approved by SGRP's Audit Committee.

The Existing CICSA also may be referred to as an "Existing Severance Agreement", and as amended by this Amendment, may be referred as a "Severance Agreement".

In consideration of past, present and future employment by the Company, the mutual covenants below and other good and valuable consideration (the receipt and adequacy of which are hereby acknowledged by each Party), the Employee and Company, intending to be legally bound, hereby agree as follows:

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment and the Existing Agreement, and other good and valuable consideration (the receipt and adequacy of which is hereby acknowledged by the Parties), the Parties hereto hereby agree as follows:

1.     Certain Definitions. Except as otherwise provided herein, all capitalized terms used and not otherwise defined or amended in this Amendment shall have the meanings respectively given to them in the Existing CICSA.

2.     Amendment to Existing CICSA. Upon execution and delivery of this Amendment, the Existing CICSA is hereby supplemented and amended as follows, effective as of the Amendment Date:

(a)     The defined terms: "Existing CICSA" shall mean that certain existing Amended and Restated Change in Control Severance Agreement dated September 5, 2017, as amended, by and between James R. Segreto, an individual (as the "Employee" thereunder), and SPAR Group, Inc., a Delaware corporation (as ("SGRP", the "Company" or the "Corporation" thereunder). "First Amendment" shall mean the First Amendment to Amended and Restated Change in Control Severance Agreement dated as of November 8, 2018 by and between James R. Segreto, an individual (as the "Employee" thereunder), and SPAR Group, Inc., a Delaware corporation ( as ("SGRP", the "Company" or the "Corporation" thereunder). "CICSA" shall mean the Existing CICSA as amended by the First Amendment and as such agreement otherwise may have been and hereafter may be supplemented, modified, amended or restated from time to time in the manner provided therein. The defined term "Agreement" shall mean the CICSA.

(b)     Section 1 of the Existing CICSA is hereby amended by the addition of the following new subsection to the end of such Section (without the deletion or modification of any other material):

(f)     Other Severance Agreements; Non-Duplicative Payments. The Employee and the Company may enter into other severance agreements from time to time (as amended, each an "EOSA"). Notwithstanding anything in this Agreement to the contrary: No ESOA shall in any way replace, amend or affect this Agreement; and this Agreement shall not replace, amend or affect any EOSA; and the severance payments under this Agreement and any applicable EOSA are not intended to be duplicative and the Employee is only entitled to be paid once for his Employee's Daily Compensation for the same period of time if the applicable payment periods under those agreements overlap.

(c)     In Section 3 of the Existing CICSA, subsection (b) (entitled "Release, Non-Compete Agreement and Resignations Required for Severance Benefits") is hereby deleted in its entirety, and the following new amended and restated subsection is hereby inserted in its place (without the deletion or modification of any other material):

(b)     Release, Confidentiality and Non-Solicitation and Resignations Agreement Required for Severance Benefits. As a condition precedent to the payment of any benefits under this Agreement in the event of a Severance Termination, the Company may in its discretion require (within the 30 day period described below) the execution and delivery by the Employee of any one or more of a Release, Confidentiality Agreement and Resignation (as such terms are defined below); provided, however, that each Release, Confidentiality Agreement and Resignation shall expressly exclude and reserve, and shall not in any way affect, the Employee's rights under this Agreement and any other severance agreement and rights to indemnification (including advancement and defense) under the Company's By-Laws and insurance policies and under applicable law. No Release, Confidentiality Agreement or Resignation shall be required unless the Company gives (by hand or overnight delivery with a copy by email) to the Employee the requested Release, Confidentiality Agreement and/or Resignation signed by the Company within the thirty (30) day period following the date of such Severance Termination. "Release" shall mean a mutual release agreement between the Employee and the Company (on behalf of all of all SGRP Companies) dated and effective as of the date of the Severance Termination substantially in the same form as Exhibit A hereto. "Confidentiality Agreement" shall mean a Confidentiality and Non-Solicitation Agreement between the Employee and the Company (with, among other things, a five year period of confidentiality and a three year period of non-solicitation following termination, but without any non-compete) dated and effective as of the date of the Severance Termination substantially in the same form as Exhibit B hereto. "Resignation" shall mean a confirmatory resignation letter from the Employee for each applicable SGRP Company (other than the Company) dated and effective as of the date of the Severance Termination substantially in the same form as Exhibit C hereto.

3.     Continuing Severance Agreement, Binding upon Successors. The Existing Severance Agreement, as supplemented and amended by this Amendment, shall remain and continue in full force and effect after the Amendment Date. This Amendment's provisions shall be binding upon the applicable Party and its heirs, successors, assigns and legal representatives and shall inure to the benefit of the heirs, successors, assigns and legal representatives of each other Party.

4.     Counterparts, Amendments and Authority. This Amendment may be executed in multiple counterparts and delivered electronically (including by fax or email) or physically, each of which shall be deemed an original and all of which together shall constitute a single agreement binding upon all of the Parties. Any supplement, modification, amendment, restatement, waiver, extension, discharge, release or termination of this Amendment must be in writing and signed by all of the Parties hereto and cannot be given orally. Each individual signing below represents and warrants to the other Party that such individual has the authority to bind the Party on whose behalf he or she has executed this Amendment.

5.     Governance and Entire Agreement. This Amendment shall be governed by and construed in accordance with the applicable provisions of the Severance Agreement, which provisions are hereby incorporated herein by reference into this Amendment, and shall be interpreted as if this Amendment were the "Agreement" referred to in those incorporated provisions. This Amendment and the Severance Agreement together contain the entire agreement and understanding of the Parties and supersede and completely replace all prior and other representations, warranties, promises, assurances and other agreements, understandings and information (including, without limitation, all letters of intent, term sheets, existing agreements, offers, requests, responses and proposals), whether written, electronic, oral, express, implied or otherwise, from a Party or between them with respect to the matters contained in this Amendment and the Severance Agreement.

In Witness Whereof, the Parties hereto have executed and delivered this Amendment through their duly authorized signatories on the dates stated below and intend to be legally bound by this Amendment effective as of the Amendment Date.

COMPANY:	EMPLOYEE:
SPAR Group, Inc.	James R. Segreto

By:
[ ▲ Executive's Signature ▲]	[ ▲ Employee's Signature ▲ ]
Executive's Name: Christiaan M. Olivier
Executive's Title: Chief Executive Officer and President	James R. Segreto
[Employee's Name ▲ Please Type or Print]
Date Signed:	Date Signed:

Company's Current Address:	Employee's Current Address:
SPAR Group, Inc.
333 Westchester Avenue, South Building, Suite 204,
White Plains, New York 10604